Exhibit 99.1

Vivint Solar Reports Second Quarter 2020 Results

LEHI, Utah, August 5, 2020 -- Vivint Solar, Inc. (NYSE: VSLR), today announced financial results for the second quarter ended June 30, 2020.

Second Quarter 2020 Operating Highlights

Key operating and development highlights include:

●
MWs Installed of approximately 44 MWs for the quarter. This is above the high end of the company’s guidance of 35 to 38 MWs for the quarter. Total cumulative MWs installed were approximately 1,394 MWs.

●
Installations were 6,735 for the quarter. Cumulative installations were 203,264.

●
Estimated Gross Retained Value increased by approximately $85 million during the quarter to approximately $2.5 billion. Estimated Gross Retained Value per Watt at quarter end was $1.98.

●
Cost per Watt was $3.87, an increase from $3.80 in the first quarter of 2020 and an increase from $3.56 in the second quarter of 2019.

●
Margin created was $37 million. Unlevered NPV per Watt was $0.84.

Financing Activity

As of June 30, 2020, Vivint Solar had $429 million in undrawn capacity in various debt facilities and approximately 192 MWs of Undeployed Tax Equity Financing Capacity.

Summary Second Quarter 2020 Financial Results

$ amounts in millions, except per share data
	Three Months Ended June 30th
	2020	2019	YoY
Revenue:
Customer agreements and incentives	$81.8	$63.4	up 29%
Solar energy system and product sales	24.6	27.4	down 10%
Total Revenue	106.4	90.8	up 17%
Cost of revenue:
Customer agreements and incentives	44.3	43.1	up 3%
Solar energy system and product sales	15.6	15.8	down 1%
Total cost of revenue	60.0	58.9	up 2%
Gross profit	46.4	31.9	up 46%
Loss from operations	(26.1)	(36.9)	up 29%
Net loss attributable to common stockholders	$(1.2)	$(28.6)	up 96%
Net loss attributable per share to common stockholders	$(0.01)	$(0.24)	up 96%
Non-GAAP net loss per share	$(0.68)	$(0.73)	up 7%

Note: Totals may not sum due to rounding.

About Vivint Solar

Vivint Solar is a leading full-service residential solar provider in the United States. With the help of Vivint Solar, homeowners can power their homes with clean, renewable energy, typically achieving significant financial savings over time. Vivint Solar designs and installs solar energy systems for homeowners and offers monitoring and maintenance services. In addition to being able to purchase a solar energy system outright, homeowners may benefit from Vivint Solar's affordable, flexible financing options, including power purchase agreements, or lease agreements, where available. Vivint Solar also offers solar plus storage systems with LG Chem home batteries and electric vehicle chargers with ChargePoint Home. For more information, visit www.vivintsolar.com or follow @VivintSolar on Twitter.

Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements should not be read as a guarantee of future performance or results, and they will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. These statements are based on current expectations and assumptions regarding future events and business performance as of the date of this press release, and they are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, including but not limited to: the continued negative impact of the COVID-19 pandemic on general economic conditions, the capital and credit markets, and Vivint Solar’s business, financial condition, liquidity and results of operations; the availability of additional financing on acceptable terms; changes in the retail price of traditional utility generated electricity; changes in electric utility policies and regulations; the availability of rebates, tax credits and other incentives, including solar renewable energy certificates, or SRECs, and other federal and state incentives; regulations and policies related to net metering; changes in regulations, tariffs and other trade barriers and tax policy affecting us and our industry; our ability to manage our recent and future growth, product offering mix, and costs effectively, including attracting, training and retaining sales personnel and solar energy system installers; the availability and price of solar panels and other system components, the potential inaccuracy of the assumptions employed in calculating our operating metrics; the course and outcome of litigation and investigations; and such other risks identified in the registration statements and reports that Vivint Solar files with the U.S. Securities and Exchange Commission, or SEC, from time to time. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in those statements will be achieved or will occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements. Except as required by law, Vivint Solar does not undertake and expressly disclaims any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. You should read the documents Vivint Solar has filed with the SEC for more complete information about Vivint Solar. These documents are available on both the EDGAR section of the SEC’s website at www.sec.gov and the investor relations section of Vivint Solar’s website at investors.vivintsolar.com/.

Vivint Solar, Inc.
Condensed Consolidated Unaudited Balance Sheets
(In thousands)

	June 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$336,137	$166,048
Accounts receivable, net	32,162	24,314
Inventories	13,144	20,576
Prepaid expenses and other current assets	27,818	41,137
Total current assets	409,261	252,075
Restricted cash and cash equivalents	86,809	89,892
Solar energy systems, net	1,873,031	1,759,861
Property and equipment, net	20,021	17,500
Other non-current assets, net	716,186	680,062
TOTAL ASSETS	$3,105,308	$2,799,390
LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY
Current liabilities:
Accounts payable	$27,178	$59,007
Distributions payable to non-controlling interests and redeemable non-controlling interests	15,458	10,253
Accrued compensation	25,435	34,149
Current portion of long-term debt	24,664	16,405
Current portion of deferred revenue	20,260	40,715
Current portion of finance lease obligation	2,534	2,274
Accrued and other current liabilities	85,847	78,539
Total current liabilities	201,376	241,342
Long-term debt, net of current portion	1,794,990	1,483,256
Deferred revenue, net of current portion	24,516	17,631
Finance lease obligation, net of current portion	6,029	6,443
Deferred tax liability, net	636,869	583,695
Other non-current liabilities	139,449	74,423
Total liabilities	2,803,229	2,406,790
Commitments and contingencies
Redeemable non-controlling interests	114,989	115,384
Stockholders’ equity:
Common stock	1,254	1,231
Additional paid-in capital	600,627	591,639
Accumulated other comprehensive loss	(41,589)	(20,436)
Accumulated deficit	(423,787)	(381,961)
Total stockholders’ equity	136,505	190,473
Non-controlling interests	50,585	86,743
Total equity	187,090	277,216
TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY	$3,105,308	$2,799,390

Vivint Solar, Inc.
Condensed Consolidated Unaudited Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenue:
Customer agreements and incentives	$81,835	$63,355	$133,111	$102,958
Solar energy system and product sales	24,559	27,402	64,434	57,170
Total revenue	106,394	90,757	197,545	160,128
Cost of revenue:
Cost of revenue—customer agreements and incentives	44,331	43,074	97,154	83,265
Cost of revenue—solar energy system and product sales	15,627	15,791	37,675	33,054
Total cost of revenue	59,958	58,865	134,829	116,319
Gross profit	46,436	31,892	62,716	43,809
Operating expenses:
Sales and marketing	35,394	37,037	75,002	66,671
Research and development	286	524	842	993
General and administrative	36,860	31,205	64,886	54,254
Total operating expenses	72,540	68,766	140,730	121,918
Loss from operations	(26,104)	(36,874)	(78,014)	(78,109)
Interest expense, net	24,712	19,472	46,344	38,599
Other expense, net	1,145	1,365	29,503	2,750
Loss before income taxes	(51,961)	(57,711)	(153,861)	(119,458)
Income tax expense	32,406	29,950	55,820	57,437
Net loss	(84,367)	(87,661)	(209,681)	(176,895)
Net loss attributable to non-controlling interests and redeemable non-controlling interests	(83,126)	(59,094)	(168,180)	(122,086)
Net loss attributable to common stockholders	$(1,241)	$(28,567)	$(41,501)	$(54,809)
Net loss attributable per share to common stockholders:
Basic and diluted	$(0.01)	$(0.24)	$(0.33)	$(0.45)
Weighted-average shares used in computing net loss attributable per share to common stockholders:
Basic and diluted	124,844	120,869	124,383	120,589

Vivint Solar, Inc.
Condensed Consolidated Unaudited Statements of Cash Flows
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(84,367)	$(87,661)	$(209,681)	$(176,895)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	26,521	21,658	47,745	39,317
Deferred income taxes	33,137	29,951	61,074	57,678
Stock-based compensation	4,325	4,156	8,264	7,835
Loss on solar energy systems and property and equipment	4,723	2,924	9,534	4,157
Noncash interest and other expense	2,072	1,657	3,625	3,302
Reduction in lease pass-through financing obligation	(1,411)	(1,337)	(2,123)	(2,032)
Losses on interest rate swaps	1,145	1,366	29,503	2,750
Changes in operating assets and liabilities:
Accounts receivable, net	(6,210)	(8,194)	(8,158)	(13,979)
Inventories	1,239	(1,539)	7,432	186
Prepaid expenses and other current assets	5,586	(1,930)	11,813	816
Other non-current assets, net	(43,147)	(38,093)	(94,263)	(64,632)
Accounts payable	(4,349)	(1,360)	713	516
Accrued compensation	(3,126)	3,069	(8,586)	(999)
Deferred revenue	(238)	3,448	(13,570)	717
Accrued and other liabilities	9,200	794	5,916	179
Net cash used in operating activities	(54,900)	(71,091)	(150,762)	(141,084)
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for the cost of solar energy systems	(56,057)	(59,874)	(135,247)	(124,400)
Payments for property and equipment	(565)	(703)	(2,926)	(994)
Proceeds from disposals of solar energy systems and property and equipment	467	479	1,357	1,128
Purchase of intangible assets	(299)	(115)	(527)	(115)
Net cash used in investing activities	(56,454)	(60,213)	(137,343)	(124,381)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from investment by non-controlling interests and redeemable non-controlling interests	76,078	75,270	161,827	159,638
Distributions paid to non-controlling interests and redeemable non-controlling interests	(12,737)	(9,038)	(24,995)	(18,051)
Proceeds from long-term debt	270,040	71,809	347,413	133,164
Payments on long-term debt	(14,630)	(15,320)	(19,703)	(20,913)
Payments for debt issuance and deferred offering costs	(9,604)	(2,962)	(9,604)	(2,962)
Proceeds from lease pass-through financing obligation	665	654	1,542	1,518
Principal payments on finance lease obligations	(920)	(306)	(2,116)	(577)
Proceeds from issuance of common stock, net of withholding taxes paid	(280)	231	747	270
Net cash provided by financing activities	308,612	120,338	455,111	252,087
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS, INCLUDING RESTRICTED AMOUNTS	197,258	(10,966)	167,006	(13,378)
CASH AND CASH EQUIVALENTS, INCLUDING RESTRICTED AMOUNTS—Beginning of period	225,688	288,484	255,940	290,896
CASH AND CASH EQUIVALENTS, INCLUDING RESTRICTED AMOUNTS—End of period	$422,946	$277,518	$422,946	$277,518

Vivint Solar, Inc.
Key Operating Metrics

	Three Months Ended
	June 30,	March 31,	June 30,
	2020	2020	2019
Installations	6,735	8,238	8,163
Megawatts installed	43.6	56.1	56.0

	As of
	June 30,	March 31,	June 30,
	2020	2020	2019
Cumulative installations	203,264	196,529	169,275
Cumulative megawatts installed	1,393.7	1,350.1	1,162.5
Estimated nominal contracted payments remaining (in millions)	$4,784.3	$4,636.6	$3,976.2
Estimated retained value under energy contracts (in millions)	$1,810.5	$1,747.7	$1,587.0
Estimated retained value of renewal (in millions)	$652.3	$630.6	$531.6
Estimated gross retained value (in millions)	$2,462.8	$2,378.3	$2,118.6
Estimated gross retained value per watt	$1.98	$1.97	$2.02

Sensitivity Analysis for Retained Value

The following table provides quantitative sensitivity analysis of our estimate of retained value of solar energy systems under contracts as of June 30, 2020, including both the contracted and estimated renewal portion, at a range of discount rates (retained value amounts in millions):

	4%	6%	8%
Estimated retained value under energy contracts	$2,119.4	$1,810.5	$1,564.9
Estimated retained value of renewal	995.5	652.3	432.4
Total estimated gross retained value	$3,114.9	$2,462.8	$1,997.3

Non-GAAP Earnings per Share (EPS) Before Non-controlling Interests

We report GAAP EPS, which is based upon net loss attributable to common stockholders. We also report non-GAAP EPS. The difference between GAAP EPS and non-GAAP EPS is that non-GAAP EPS is based on net loss, which excludes net loss attributable to non-controlling interests and redeemable non-controlling interests. As we are in a net loss position for all periods reported, potentially issuable shares are excluded from the diluted EPS calculation since the effect would be antidilutive. Therefore, basic and diluted non-GAAP EPS are the same in each period presented.

Under GAAP accounting, we report net loss attributable to non-controlling interests and redeemable non-controlling interests to reflect our joint venture fund investors’ allocable share in the results of these joint venture investment funds. Net loss attributable to non-controlling interests and redeemable non-controlling interests is calculated based primarily on the hypothetical liquidation at book value, or HLBV, method, which assumes that the joint venture funds are liquidated at the reporting date, even though liquidation may or may not ever occur. Additionally, the returns that will be allocated to the investors over the expected terms of the investment funds may differ significantly from the amounts calculated under the HLBV method. Accordingly, we also report non-GAAP EPS based on our losses before net loss attributable to non-controlling interests and redeemable non-controlling interests per share, which we view as a better measure of our operating performance. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

According to this definition, the non-GAAP loss before the allocation of loss attributable to non-controlling interests and redeemable non-controlling interests per share was ($0.68) and ($1.69) for the three and six months ended June 30, 2020.

Vivint Solar, Inc.
Reconciliation from GAAP EPS to Non-GAAP EPS
(In thousands, except per share data)

	Three Months Ended
	June 30, 2020		June 30, 2019
	Net Loss	EPS	Net Loss	EPS
Net loss attributable to common stockholders	$(1,241)	$(0.01)	$(28,567)	$(0.24)
Net loss attributable to non-controlling interests and redeemable non-controlling interests	(83,126)	(0.67)	(59,094)	(0.49)
Non-GAAP net loss	$(84,367)	$(0.68)	$(87,661)	$(0.73)
Weighted-average shares used in computing net loss per share		124,844		120,869

	Six Months Ended
	June 30, 2020		June 30, 2019
	Net Loss	EPS	Net Loss	EPS
Net loss attributable to common stockholders	$(41,501)	$(0.33)	$(54,809)	$(0.45)
Net loss attributable to non-controlling interests and redeemable non-controlling interests	(168,180)	$(1.36)	(122,086)	$(1.02)
Non-GAAP net loss	$(209,681)	$(1.69)	$(176,895)	$(1.47)
Weighted-average shares used in computing net loss per share:		124,383		120,589

Glossary of Definitions

"Cost per Watt" represents the unit costs of installed solar energy systems on customers' premises. Please refer to Vivint Solar's Estimated Cost per Watt Methodology found on the investor relations page of Vivint Solar's website.

“Installations” represents the number of solar energy systems installed on customers’ premises.

“MWs or megawatts” represents the DC nameplate megawatt production capacity.

“MWs Installed” represents the aggregate megawatt nameplate capacity of solar energy systems for which panels, inverters, and mounting and racking hardware have been installed on customer premises in the period.

“Estimated Nominal Contracted Payments Remaining” equals the sum of the remaining cash payments that Vivint Solar’s customers are expected to pay over the term of their agreements for systems installed as of the measurement date. For a power purchase agreement, Vivint Solar multiplies the contract price per kilowatt-hour by the estimated annual energy output of the associated solar energy system to determine the estimated nominal contracted payments. For a customer lease, Vivint Solar includes the monthly fees and upfront fee, if any, as set forth in the lease.

“Estimated Gross Retained Value” represents the net cash flows, discounted at 6%, that Vivint Solar expects to receive from customers pursuant to long-term customer contracts plus the value of contracted SRECs net of estimated cash distributions to fund investors, debt associated with our forward flow facilities, and estimated operating expenses for systems installed as of the measurement date. For purposes of the calculation, Vivint Solar aggregates the estimated retained value from the solar energy systems during the typical 20 and 25 year terms of Vivint Solar’s contracts plus the value of contracted SRECs, which Vivint Solar refers to as estimated retained value under energy contracts, and the estimated retained value associated with an assumed 5 and 10 year renewal term following the expiration of the initial contract term, which Vivint Solar refers to as estimated retained value of renewal. To calculate estimated retained value of renewal, Vivint Solar assumes all contracts are renewed at 90% of the contractual price in effect at the expiration of the initial term.

“Estimated Gross Retained Value per Watt” is calculated by dividing the estimated retained value as of the measurement date by the aggregate nameplate capacity of solar energy systems under long-term customer contracts that have been installed as of such date, and is subject to the same assumptions and uncertainties as estimated retained value.

“Project Value” represents the net cash flows, discounted at 6% that Vivint Solar expects to receive from customers net of estimated distributions to fund investors and operating expenses, estimated utility and state incentives, and estimated finance proceeds from fund investors.

“NPV per Watt” represents the estimated weighted average unit margin of Vivint Solar’s PPA / Lease business and its system sales business. It is calculated by dividing Margin Created during the period by the total MWs Installed during the period.

“Margin Created” represents the estimated margin created during the period. It is the estimated expected value of the PPA / Lease agreements and the value of the system sales less the costs required to create the value. Specifically, it is the sum of the Project Value per Watt multiplied by MWs Installed – PPA/Lease and Revenue – solar energy system and product sales less total creation costs.

“Undeployed Tax Equity Financing Capacity” represents a forecast of the amount of megawatts that can be deployed based on committed available tax equity financing for energy contracts.

Investor Contact:

Rob Kain

Vice President of Investor Relations
855-842-1844

ir@vivintsolar.com

Press Contact:

Wyatt Semanek

Public Relations Manager
385-202-6577

pr@vivintsolar.com